EXHIBIT 99.1

DecisionPoint Systems Announces Third Quarter 2023 Results

Record third quarter revenue of $27.1 million (+5.5%)

Record gross margin of 27.6% (+520 bps) and software/services mix of 46%

Provides 2023 guidance of 14-16% revenue growth and 13-17% adjusted EBITDA growth

DELRAY BEACH, Fla., November 14, 2023 /PRNewswire/ — DecisionPoint™ Systems, Inc. (NYSE American: DPSI), the leading mobility-first enterprise services and solutions company, today announced third quarter 2023 financial results ended September 30, 2023.

Steve Smith, chief executive officer of DecisionPoint Systems, commented: “Our services-oriented strategy is fueling our growth model and clearly differentiates us from our peers in the industry. We continued to show year-over-year growth in the third quarter, driven by a record mix of software and services at 46% of revenue. This differentiation has allowed us to buck industry trends and drive profitable growth.

“We also continued to see synergies from our acquisition of Macro Integration Services (MIS) and are already creating growth opportunities due to the cross-selling activities across the Company. For example, we’re conducting broader, CIO-level meetings around our combined mobile and services portfolio at several MIS customers.

“Finally, strong cash flow from operations enabled us to pay down another $1.2 million in debt related to the Macro Integration Services acquisition.”

Third Quarter Highlights (2023 versus 2022)

●	Revenue increased 5.5% to $27.1 million;

●	Gross Profit increased 30.0% to $7.5 million; Gross Margin increased 520 basis points to 27.6%;

●	GAAP Operating Income remained flat;

●	GAAP Net Income remained flat and diluted EPS decreased 13.3% to $0.13;

●	Non-GAAP Net Income[1] and non-GAAP diluted EPS decreased 8.4% and 12.5% to $1.1 million and $0.14, respectively;

●	Adjusted EBITDA[1] remained flat at $2.3 million;

●	Paid down $1.2 million of debt related to the April 1, 2023 acquisition of MIS.

[1]	See GAAP to non-GAAP explanations and reconciliations at the end of this release

Third Quarter Select Financial Metrics: 2023 versus 2022

(in $M except for EPS)	3Q23	3Q22	Change	YTD 2023	YTD 2022	Change
Total Revenue	$27.1	$25.7	5.5%	$85.1	$72.9	16.7%
Hardware Solutions	$15.4	$21.0	-26.5%	$57.3	$59.2	-3.1%
Software and Services Revenue	$11.7	$4.7	147.7%	$27.7	$13.7	102.5%
Gross Profit	$7.5	$5.8	30.0%	$21.3	$16.8	26.7%
Operating Income	$1.5	$1.5	-0.7%	$4.1	$3.8	6.6%
GAAP Net Income	$1.1	$1.1	-5.2%	$2.8	$2.7	2.0%
GAAP Diluted Earnings Per Share	$0.13	$0.15	-11.2%	$0.36	$0.36	0.0%
Non-GAAP Net Income	$1.1	$1.2	-8.4%	$3.5	$3.3	4.6%
Non-GAAP Diluted EPS	$0.14	$0.16	-13.3%	$0.45	$0.43	4.7%
Adjusted EBITDA	$2.3	$2.3	1.5%	$6.8	$6.1	11.5%

*	numbers may not add due to rounding

Balance Sheet and Liquidity as of September 30, 2023

Cash and cash equivalents were $3.6 million, compared to $7.6 million on December 31, 2022. Short-term and long-term debt were $1.0 million and $5.7 million, respectively.

Commentary and Guidance (ending 12/31/23)

	2023 Guidance	2022 Actual	2023 vs 2022
Revenue	$111 million - $113 million	$97.4 million	+14% - 16%
Adjusted EBITDA	$8.9 - $9.2 million	$7.9 Million	+13% - 17%

“For the full year 2023, we now expect revenue in the range of $111 to $113 million with $8.9 to $9.2 million in adjusted EBITDA. Note this increase in adjusted EBITDA is coming despite investing $1 million in expanding our managed services capabilities in 2023, which we expect to begin generating positive returns in 2024. Additionally, to drive further growth, especially in our managed services offerings, we recently shifted resources internally while further increasing our investment in business development by adding several high-level, quota-carrying key account managers who are well-regarded within the industry. We expect these additions to contribute nominally to revenue in our fourth quarter and, more significantly, in 2024,” concluded Smith.

Trended Financial Information

Trended Financial Information*

(in $M except for EPS)	1Q22	2Q22	3Q22	4Q22	FY 2022	1Q23	2Q23	3Q23	YTD FY2023
Total Revenue	$19.7	$27.5	$25.7	$24.5	$97.4	$27.0	$30.9	$27.1	$85.1
Hardware Solutions	$15.6	$22.7	$21.0	$19.8	$79.1	$22.2	$19.7	$15.4	$57.3
Software and Services Revenue	$4.1	$4.8	$4.7	$4.7	$18.3	$4.9	$11.2	$11.7	$27.7
Gross Profit	$4.7	$6.3	$5.8	$6.3	$23.1	$6.1	$7.7	$7.5	$21.3
Operating (loss) Income	$0.2	$2.0	$1.5	$0.7	$4.4	$1.2	$1.3	$1.5	$4.1
Net (loss) Income	$0.9	$0.7	$1.1	$0.4	$3.1	$0.9	$0.8	$1.1	$2.8
Diluted EPS	$0.11	$0.09	$0.15	$0.07	$0.41	$0.11	$0.11	$0.13	$0.35
Non-GAAP Net Income	$1.3	$0.8	$1.2	$0.7	$4.1	$1.3	$1.0	$1.1	$3.5
Non-GAAP Diluted EPS	$0.16	$0.11	$0.16	$0.11	$0.54	$0.16	$0.13	$0.13	$0.45
Adjusted EBITDA	$1.1	$2.7	$2.3	$1.8	$7.8	$2.1	$2.5	$2.3	$6.9

*	numbers may not add due to rounding

**	see GAAP to Non-GAAP Reconciliation on page 8

Earnings Conference Call and Webcast Information

Date: November 14, 2023

Time: 1:00 p.m. Eastern Time

Toll-Free: 1-877-407-3982

Toll/International: 1-201-493-6780

Call me™: Click Call me Link for instant telephone access to the event (Call me™ link will be made active 15 minutes before the scheduled start time).

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1628170&tp_key=86d6b02517

Replay Information:

Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13742540
Replay Start: Tuesday, November 14, 2023, 2:00 p.m. ET
Replay Expiry: Tuesday, November 21, 2023 at 11:59 p.m. ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$3,645	$7,642
Accounts receivable, net	18,939	17,085
Inventory, net	3,002	4,417
Deferred costs	3,443	2,729
Prepaid expenses and other current assets	259	399
Total current assets	29,288	32,272
Operating lease assets	3,586	2,681
Property and equipment, net	2,980	1,817
Deferred costs, net of current portion	3,365	2,868
Deferred tax assets	-	848
Intangible assets, net	8,404	4,531
Goodwill	24,555	10,499
Other assets	140	41
Total assets	$72,318	$55,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,848	$19,755
Accrued expenses and other current liabilities	5,826	5,357
Deferred revenue	6,886	6,021
Current portion of earnout consideration	5,520	-
Current portion of long-term debt	1,003	3
Current portion of operating lease liabilities	870	529
Total current liabilities	32,953	31,665
Deferred revenue, net of current portion	4,845	4,331
Long-term debt	5,693	143
Noncurrent portion of operating lease liabilities	3,315	2,706
Long-term portion of earnout consideration	4,316	-
Deferred tax liabilities	1,451	-
Other liabilities	6	130
Total liabilities	52,579	38,975
Commitments and contingencies (Notes 6 and 10)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 50,000 shares authorized; 7,654 and 7,416 shares issued and outstanding, respectively	8	7
Additional paid-in capital	38,831	38,429
Accumulated deficit	(19,100)	(21,854)
Total stockholders’ equity	19,739	16,582
Total liabilities and stockholders’ equity	$72,318	$55,557

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales:
Product	$15,436	$20,988	$57,348	$59,259
Service	11,704	4,725	27,743	13,681
Net sales	27,140	25,713	85,091	72,940
Cost of sales:
Product	12,340	16,923	46,205	47,213
Service	7,317	3,036	17,604	8,971
Cost of sales	19,657	19,959	63,809	56,184
Gross profit	7,483	5,754	21,282	16,756
Operating expenses:
Sales and marketing expense	2,129	2,291	6,988	6,850
General and administrative expenses	3,838	1,936	10,242	6,155
Total operating expenses	5,967	4,227	17,230	13,005
Operating income	1,516	1,527	4,052	3,751
Interest expense	(162)	(7)	(385)	(42)
Other income (expense)	15	-	23	(17)
Income before income taxes	1,369	1,520	3,690	3,692
Income tax expense	(316)	(409)	(935)	(1,008)
Net income and comprehensive income attributable to common stockholders	$1,053	$1,111	$2,755	$2,684
Earnings per share attributable to stockholders:
Basic	$0.14	$0.15	$0.37	$0.37
Diluted	$0.13	$0.15	$0.36	$0.36
Weighted average common shares outstanding
Basic	7,640	7,290	7,514	7,210
Diluted	7,812	7,593	7,659	7,510

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities
Net income	$2,755	$2,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,028	1,750
Amortization of inventory valuation adjustment	120	-
Loss on fixed asset disposal	-	22
Share-based compensation expense	261	325
Provision for inventory obsolescense	7	-
Deferred income taxes, net	(958)	460
Provision for doubtful accounts	77	32
Changes in operating assets and liabilities:
Accounts receivable	8,193	(811)
Inventory, net	3,918	825
Deferred costs	(1,211)	(1,155)
Prepaid expenses and other current assets	196	186
Accounts payable	(9,716)	7,213
Accrued expenses and other current liabilities	(3,054)	(139)
Operating lease liabilities	(68)	265
Deferred revenue	235	2,279
Net cash provided by operating activities	2,783	13,936
Cash flows from investing activities
Purchases of property and equipment	(546)	(1,299)
Cash paid for acquisitions, net of cash acquired	(12,917)	(4,525)
Net cash used in investing activities	(13,463)	(5,824)
Cash flows from financing activities
Repayment of term debt	(253)	(3)
Line of credit, net	1,803	-
Proceeds from term loan	5,000	-
Cash paid for taxes on the cashless exercises of stock options	(67)	(1,403)
Proceeds from exercise of warrants	187	-
Proceeds from exercise of stock options	13	154
Net cash provided by (used in) financing activities	6,683	(1,252)
Change in cash	(3,997)	6,860
Cash, beginning of period	7,642	2,587
Cash, end of period	$3,645	$9,447
Supplemental disclosures of cash flow information
Cash paid for interest	$333	$38
Cash paid for income taxes	$1,060	$497
Supplemental disclosure of non-cash activities
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$3,211
Cashless exercise of warrants	$12	$3,508
Cashless exercise of stock options	$25	$-

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we have provided non-GAAP financial information, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for transaction-related and non-recurring items). We believe that these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance as well as when comparing our results to other publicly-traded companies. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company.

Reconciliation of guidance regarding Adjusted EBITDA to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to stock based compensation. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on non-GAAP measures.

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

(unaudited)

A reconciliation of non-GAAP financial information appears below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income, as reported	$1,053	$1,111	$2,755	$2,684
Share-based compensation	45	50	261	325
Business acquisition costs	26	65	436	242
NYSE American uplisting costs	-	1	-	1
Non-GAAP net income	$1,124	$1,227	$3,452	$3,252
Depreciation and amortization	731	622	2,028	1,750
Income taxes	316	409	935	1,008
Interest expense	162	7	385	42
Adjusted EBITDA	$2,333	$2,265	$6,800	$6,052

Diluted EPS, as reported	$0.13	$0.15	$0.36	$0.36
Adjusted Diluted EPS	$0.14	$0.16	$0.45	$0.43

Weighted average diluted common shares outstanding	7,812	7,593	7,659	7,510